Exhibit 99.2

               Scores Holding Company Inc. OBTAINS FIRST TRANCHE
                          OF UP TO $500,000 FINANCING

NEW YORK- Aug. 25, 2004 - Scores Holding Company, Inc. (the "Company") (OTC Bulletin Board: SCRH) - today announced that it has obtained the first $250,000 tranche of up to a potential total of $500,000 in financing from two private investment funds. The financing was raised through the assumption of redeemable convertible debentures. Proceeds from this financing will be used to fund the Company's general working capital requirements and to assist in the continuing expansion of the Company's licensing and merchandising business.

      The Company will file a current report on Form 8-K describing in greater detail the terms of this transaction and including the transaction documents as exhibits.

      Safe Harbor Statement

      Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements, with words such as "anticipate," "believe," "expect," "future," "may," "will," "should," "plan," "projected," "intend," and similar expressions to identify forward-looking statements. These statements are based on the Company's beliefs and the assumptions it made using information currently available to it. Because these statements reflect the Company's current views concerning future events, these statements involve risks, uncertainties and assumptions. The actual results could differ materially from the results discussed in the forward-looking statements. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Accordingly, reference should be made to the Company's periodic filings with the Securities and Exchange Commission.